                             Consent of Independent
                        Registered Public Accounting Firm

We consent to the references to our firm under the captions "Shareholder Reports" and "Financial Highlights" in each Prospectus and "Custodian and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated October 19, 2007, in the Registration Statement (Form N-1A) of the First American Strategy Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 27 under the Securities Act of 1933 (Registration No. 333-07463).

                                            /s/ Ernst & Young LLP

Minneapolis, Minnesota
December 18, 2007